Exhibit 32.1

CERTIFICATION UNDER SECTION 906 OF THE

SARBANES—OXLEY ACT OF 2002

In connection with the Annual Report of U.S. Energy Systems, Inc (the “Company”) on Form 10-K for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, pursuant to § 906 of the Sarbanes-Oxley Act of 2002, certify that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Asher E. Fogel
Asher E. Fogel	Dated: June 8, 2007
Chief Executive Officer
(Principal Executive Officer)

/s/ Richard J. Augustine
Richard J. Augustine	Dated: June 8, 2007
Chief Accounting Officer
(Principal Accounting and Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to U.S. Energy Systems, Inc. and will be retained by U.S. Energy Systems, Inc. and furnished to the SEC or its staff upon request.